 EXHIBIT 99.1                                                                                      Contact:           Mike Delaney
                                                                                                              Vice President
                                                                                                               (336) 316-5511
                                                                                                               mdelaney@unifi-inc.com

UNIFI ANNOUNCES ORGANIZATION CHANGES

Proactive Moves Designed to Improve Competitiveness

         GREENSBORO, N.C., April 16, 2003 - Unifi Inc. (NYSE: UFI) today announced broad, proactive changes that are designed to increase the company's long-term competitiveness by enhancing organizational effectiveness and improving overall cost structure.

         The changes will result in the elimination of 400 current domestic positions, bringing the number of positions eliminated through cost reduction initiatives since January 2003 to approximately 600, or 15 percent of the company's U.S.-based workforce. Reductions will affect every North American facility, including the Greensboro, NC headquarters. The company expects to lower ongoing annual compensation costs by approximately $20 million as a result of these changes.

       "Reduced domestic sales stemming from our nation's prolonged soft economy, coupled with increased imports from Asia, have required us to reassess every aspect of our business," said Brian Parke, CEO of Unifi. "We've concluded that we must take proactive steps to create a radically redesigned organization that is leaner, flatter and faster - attributes we need to ensure long-term success in an increasingly competitive and dynamic global industry."

       As part of the corporate redesign, Unifi has reduced the number of managerial categories from eight to four. Parke said this new business model will streamline the decision making process, improve the flow of information and bring individuals closer to the company's products and customers. Additionally, the initiative will generate near term productivity improvements estimated at 13 percent.

      "All of our strategic growth initiatives, domestic and global, remain fully funded and fully staffed, including product development, information technology, employee development and customer support," said Parke.

      Unifi will support the transition of all employees adversely affected by the changes. Every employee will receive professional outplacement counseling and assistance.

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Unifi Announces Organization Changes - Page 2

        "In many cases, employees were given the option of staying with the company or accepting a severance package designed to make the transition smoother and more manageable," Parke added. "Although we can no longer accommodate the employment needs of every individual at Unifi, we remain concerned about their personal and professional well-being.

         "Enacting organizational change is never easy, and taking the offensive to create a more resourceful and healthy company often means making tough decisions that have individual consequences," Parke said. "Embracing change - and the personal and professional growth opportunities that it brings - will keep Unifi on its course for long-term success."

         The company expects to take a restructuring charge of approximately $11 million as a result of the changes announced.

         Unifi Inc. (NYSE: UFI) is one of the world's largest producers and processors of textured yarns. The company's primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel, and industrial fabrics, automotive, upholstery, hosiery, and sewing thread. For more information about Unifi, visit www.unifi-inc.com.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates,

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recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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